EXHIBIT 10.9

TRIMBLE NAVIGATION LIMITED

AMENDED AND RESTATED 2002 STOCK PLAN

(as amended March 6, 2009)

1.             Purposes of the Plan.  The purposes of this Amended and Restated 2002 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

Grants under the Plan may be Awards, Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

2.             Definitions.  As used herein, the following definitions shall apply:

(a)           “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)           “Affiliate” means any “parent” or “subsidiary” as such terms are defined in Rule 405 of the U.S. Securities Act of 1933, as amended.  The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c)           “Applicable Laws” means the requirements relating to the administration of stock incentive plans under U.S. state corporate laws, U.S. federal, state and foreign securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Awards are, or will be, granted under the Plan.

(d)           “Award” means a grant of Shares, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance-Based Awards, or of any other right to receive Shares or cash pursuant to Section 12 of the Plan.

(e)           “Award Agreement” means a written or electronic form of notice or agreement between the Company and an Awardee evidencing the terms and conditions of an individual Award.  The Award Agreement is subject to the terms and conditions of the Plan.

(f)           “Awarded Stock” means the Common Stock subject to an Award.

(g)           “Awardee” means the holder of an outstanding Award.

(h)           “Board” means the board of directors of the Company.

(i)           “Change in Control” means the occurrence of any of the following events:

(i)            Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)           The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)           A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors.  “Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)           The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(j)           “Code” means the Internal Revenue Code of 1986, as amended.

(k)           “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(l)           “Common Stock” means the common stock of the Company.

(m)           “Company” means Trimble Navigation Limited, a California corporation.

(n)           “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary or Affiliate to render services to such entity and the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

(o)           “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(p)           “Director” means a member of the Board.

(q)           “Disability” means that the Awardee or Optionee would qualify to receive benefit payments under the long-term disability policy, as it may be amended from time to time, of the Company or the Subsidiary or Affiliate to which the Awardee or Optionee provides services regardless of whether the Awardee or Optionee is covered by such policy.  If the Company or Subsidiary or Affiliate to which the Awardee or Optionee provides service does not have a long-term disability plan in place, “Disability” means that an Awardee or Optionee is unable to carry out the responsibilities and functions of the position held by the Awardee or Optionee by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days.  An Awardee or Optionee shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Board in its discretion.  Notwithstanding the foregoing, for purposes of Incentive Stock Options granted under the Plan, “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(r)           “Dividend Equivalents” means rights granted to an Awardee related to the Award of Restricted Stock Units or other Awards for which Shares have not been issued yet, which is a right to receive the equivalent value of dividends paid on the Shares prior to vesting of the Award.  Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(s)           “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary or Affiliate of the Company, but shall exclude individuals who are classified by the Company or any Parent or Subsidiary or Affiliate as (a) leased from or otherwise employed by a third party, (b) independent contractors or (c) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise.  A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or protected under applicable local laws, as interpreted by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary or Affiliate, or any successor.  For purposes of Incentive Stock Options, no such leave may exceed three months, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the last day of the three month period of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(t)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)           “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)           If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported;

(ii)           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)           In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(v)           “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w)          “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(x)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)           “Option” means a stock option granted pursuant to the Plan.

(z)           “Option Agreement” means a written or electronic form of notice or agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant.  The Option Agreement is subject to the terms and conditions of the Plan.

(aa)         “Optioned Stock” means the Common Stock subject to an Option.

(bb)         “Optionee” means the holder of an outstanding Option.

(cc)         “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd)         “Performance-Based Award” means an Award granted pursuant to Section 11.

(ee)          “Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an Awardee for a Performance Period.  The Performance Criteria that will be used to establish Performance Goals are limited to the following: earnings or net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, income, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on assets or net assets, return on stockholders’ equity, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per Share, price per Share, market share, new products, customer penetration, technology and risk management, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.  The Adminstrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Awardee.

(ff)           “Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period based upon the Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, the performance of a Subsidiary or Affiliate, the performance of a division or a business unit of the Company or a Subsidiary or Affiliate, or the performance of an individual.  The Administrator, in its discretion, may, to the extent consistent with, and within the time prescribed by, Section 162(m) of the Code, appropriately adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Awardees (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(gg)         “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining an Awardee’s right to, and the payment of, a Performance-Based Award.

(hh)         “Plan” means this Amended and Restated 2002 Stock Plan, as amended from time to time.

(ii)            “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(jj)            “Restricted Stock” means Shares subject to certain restrictions, granted pursuant to Section 8 of the Plan.

(kk)          “Restricted Stock Unit” means the right to receive a Share, or the Fair Market Value of a Share in cash, granted pursuant to Section 9 of the Plan.

(ll)            “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(mm)        “Section 16(b)” means Section 16(b) of the Exchange Act.

(nn)         “Service Provider” means an Employee, Director or Consultant.

(oo)         “Share” means a share of Common Stock, as adjusted in accordance with Section 14 of the Plan.

(pp)         “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(qq)         “Stock Appreciation Right” means the right, granted pursuant to Section 10,  to receive a payment, equal to the excess of the Fair Market Value of a specified number of Shares on the date the Stock Appreciation Right is exercised, over the grant price of the Shares.

3.             Stock Subject to the Plan.  Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be awarded or optioned and delivered under the Plan is 20,000,000 Shares, plus (a) any Shares which were reserved but not issued under the Company’s 1993 Stock Option Plan (the “1993 Plan”), and (b) any Shares returned to the 1993 Plan as a result of termination of options granted under the 1993 Plan; provided, however, that the maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options shall in no event exceed 20,000,000 Shares.  Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted.  Any Shares that are subject to any Awards other than Options or Stock Appreciation Rights or other Awards which Awardees pay full value for (as determined on the date of the grant) shall be counted against this limit as one and one half (1.5) Shares for every one (1) Share granted.  The Shares issued hereunder may be authorized, but unissued, or reacquired Common Stock.

If an Award or Option expires, is cancelled, forfeited or becomes unexercisable without having been exercised in full or otherwise settled in full, or is settled in cash, the undelivered Shares which were subject thereto shall, unless the Plan has terminated, become available for future Awards or Options under the Plan.  To the extent permitted by applicable law or any exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against Shares available for grant pursuant to this Plan.  The payment of Dividend Equivalent rights in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.  Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

4.             Administration of the Plan.

(a)           Procedure.

(i)            Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)           Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards or Options granted hereunder as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)           Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)          Other Administration.  Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)           Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)            to select the Service Providers to whom Awards or Options may be granted hereunder;

(ii)           to determine the number of shares of Common Stock or other amounts to be covered by each Award or Option granted hereunder and to determine the amount, if any, of cash payment to be made to an Awardee;

(iii)           to approve forms of agreements for use under the Plan;

(iv)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award or Option granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), the time or times when Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(v)           to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vi)           to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vii)          to modify or amend each Award or Option (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan; provided, however, that except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to  reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for other Awards or Options or Stock Appreciation Rights with an  exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, without the approval of the Company’s shareholders; provided further, however, that the Administrator shall not have the discretionary authority to accelerate or delay issuance of Shares under an Option or Award that constitutes a deferral of compensation within the meaning of Section 409A of the Code, except to the extent that such acceleration or delay may, in the discretion of the Administrator, be effected in a manner that will not cause any person to incur taxes, interest or penalties under Section 409A of the Code;

(viii)        to allow Awardees or Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or vesting of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld.  The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All elections by an Awardee or Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(ix)          to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award or Option previously granted by the Administrator; and

(x)           to make all other determinations deemed necessary or advisable for administering the Plan.

(c)           Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Awardees and Optionees and any other holders of Awards or Options.

5.             Eligibility.  Nonstatutory Stock Options and Awards may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees of the Company or a Parent or Subsidiary of the Company.

6.             Limitations.

(a)           Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted.  The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)           Neither the Plan nor any Award or Option shall confer upon an Awardee or Optionee any right with respect to continuing that individual’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Awardee’s or Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c)           The following limitations shall apply to grants of Awards and Options:

(i)            No Service Provider shall be granted, in any fiscal year of the Company, Options and Awards covering more than 600,000 Shares.

(ii)           In connection with his or her initial service, a Service Provider may be granted Options and Awards covering an additional 900,000 Shares, which shall not count against the limit set forth in subsection (i) above.

(iii)           The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iv)           If an Award or Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option or Award will be counted against the limits set forth in subsections (i) and (ii) above.

7.           Stock Options.  The Administrator is authorized to make grants of Options to any Service Provider on the terms stated below.

(a)           Term.  The term of each Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement.  However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

(b)           Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)             In the case of an Incentive Stock Option

(A)           granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)           granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)           In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or consolidation of or by the Company with or into another corporation, the purchase or acquisition of property or stock by the Company of another corporation, any spin-off or other distribution of stock or property by the Company or another corporation, any reorganization of the Company, or any partial or complete liquidation of the Company, if such action by the Company or other corporation results in a significant number of Employees being transferred to a new employer or discharged, or in the creation or severance of the Parent-Subsidiary relationship.

(c)           Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(d)           Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of:

(i)            cash;

(ii)           check;

(iii)           promissory note;

(iv)           other Shares which, in the case of Shares acquired directly or indirectly from the Company, have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v)           consideration received by the Company under a cashless exercise program approved by the Company;

(vi)           a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii)           any combination of the foregoing methods of payment; or

(viii)           such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(e)           Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.  Unless the Administrator provides otherwise, vesting of Awards and Options granted hereunder shall be suspended during any unpaid leave of absence to the extent permitted under Applicable Laws.  An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company (or its designated agent) receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option or such person’s authorized agent, and (ii) full payment for the Shares with respect to which the Option is exercised.  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Optionee.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for delivery under the Option, by the number of Shares as to which the Option is exercised.

(f)           Termination of Relationship as a Service Provider.  If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination.  If an Optionee ceases to be a Service Provider, for any reason, all unvested Shares covered by his or her Option shall be forfeited.  If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(g)           Disability of Optionee.  If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination.  If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(h)           Death of Optionee.  If an Optionee dies while a Service Provider or within thirty (30) days (or such longer period of time not exceeding three (3) months as is determined by the Administrator), the Option may be exercised following the Optionee’s death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s death.  If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan.  If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

8.             Grant of Restricted Stock.  The Administrator is authorized to make Awards of Restricted Stock to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

(a)           Purchase Price.  At the time of the grant of an Award of Restricted Stock, the Administrator shall determine the price, if any, to be paid by the Awardee for each Share subject to the Award of Restricted Stock.  To the extent required by Applicable Laws, the price to be paid by the Awardee for each Share subject to the Award of Restricted Stock shall not be less than the amount required by Applicable Laws (if any).  The purchase price of Shares (if any) acquired pursuant to the Award of Restricted Stock shall be paid either: (i) in cash at the time of purchase; (ii) at the sole discretion of the Administrator, by services rendered or to be rendered to the Company or a Subsidiary or Affiliate; or (iii) in any other form of legal consideration that may be acceptable to the Administrator in its sole discretion and in compliance with Applicable Laws.

(b)           Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock).  These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

(c)           Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine.  If certificates representing shares of Restricted Stock are registered in the name of the Awardee, certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

9.             Restricted Stock Units.  The Administrator is authorized to make Awards of Restricted Stock Units to any Service Provider selected by the Committee in such amounts and subject to such terms and conditions as determined by the Administrator.  At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall vest and become nonforfeitable, and may specify such conditions to vesting as it deems appropriate.  On the vesting date, the Company shall transfer to the Awardee one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.  Alternatively, settlement of a Restricted Stock Unit may be made in cash (in an amount reflecting the Fair Market Value of Shares that would have been issued) or any combination of cash and Shares, as determined by the Administrator, in its sole discretion.  The Administrator may authorize Dividend Equivalents to be paid on outstanding Restricted Stock Units.  If Dividend Equivalents are authorized to be paid, they may be paid at the time dividends are declared on the Shares or at the time the awards vest and they may be paid in either cash or Shares, in the discretion of the Administrator.

10.           Stock Appreciation Rights.  The Administrator is authorized to make Awards of Stock Appreciation Rights to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

(a)           Description.  A Stock Appreciation Right shall entitle the Awardee (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Shares on the date the Stock Appreciation Right is exercised over (B) the grant price of the Stock Appreciation Right and (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Administrator may impose.

(b)           Grant Price.  The grant price per Share subject to a Stock Appreciation Right shall be determined by the Administrator and set forth in the Award Agreement; provided that, the per Share grant price for any Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

(c)           Payment and Limitations on Exercise.

(i)           Payment of the amounts determined under Section 10(c) hereof shall be in cash, in Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator.

(ii)           To the extent any payment under Section 10(a) is effected in Shares, it shall be made subject to satisfaction of all applicable provisions of Section 7 pertaining to Options.

(d)           Term.  The term of any Stock Appreciation Right shall be no longer than ten (10) years from the date of grant.

11.           Performance-Based Awards for Covered Employees.

(a)           Purpose.  The purpose of this Section 11 is to provide the Administrator the ability to qualify Awards other than Options and Stock Appreciation Rights as Qualified Performance-Based Compensation as determined under Code Section 162(m).  If the Administrator, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Section 11 shall control over any contrary provision contained in this Plan; provided, however, that the Administrator may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 11.

(b)           Applicability.  This Section 11 shall apply only to those Covered Employees selected by the Administrator to receive Performance-Based Awards that are intended to qualify as Qualified Performance-Based Compensation.  The designation of a Covered Employee as an Awardee for a Performance Period shall not in any manner entitle the Awardee to receive an Award for the period.  Moreover, designation of a Covered Employee as an for a particular Performance Period shall not require designation of such Covered Employee as an Awardee in any subsequent Performance Period and designation of one Covered Employee as an Awardee shall not require designation of any other Covered Employees as an Awardee in such period or in any other period.

(c)           Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under this Plan which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period.  Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period.  In determining the amount earned by a Covered Employee, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of

(d)           Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Award Agreement, an Awardee must be employed by the Company or a Subsidiary or Affiliate on the day a Performance-Based Award for the appropriate Performance Period is paid to the Awardee.  Furthermore, an Awardee shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

(e)           Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

12.           Other Awards.  The Administrator is authorized under the Plan to make any other Award to a Service Provider that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) a right with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other right with the value derived from the value of the Shares.  The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Awardees on such terms and conditions as determined by the Administrator from time to time.

13.           General Provisions Applicable to All Awards.

(a)           Transferability of Awards and Options.  Incentive Stock Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and, may be exercised, during the lifetime of the Optionee, only by the Optionee.  Unless determined otherwise by the Administrator, an Award or Nonstatutory Stock Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised (if applicable), during the lifetime of the Optionee or Awardee, only by the Optionee or Awardee.  If the Administrator makes an Award or Nonstatutory Stock Option transferable, such Award or Nonstatutory Stock Option shall contain such additional terms and conditions as the Administrator deems appropriate.

(b)           Term.  Except as otherwise provided herein, the term of any Award or Option (to the extent applicable) shall be no longer than ten (10) years from the date of grant.

(c)           Exercise and Vesting upon Termination of Employment or Service.  Unless otherwise set forth in the Award Agreement, all unvested Awards will terminate effective upon termination of employment or service for any reason.  Unless otherwise set forth in the Award Agreement, in the case of Awards that have an exercise period (e.g., Stock Appreciation Rights), if the Awardee ceases to be a Service Provider as a result of his or her death or Disability, he or she (or his or her heirs or personal representative of his or her estate in the case of death) will have twelve (12) months after the date of termination to exercise outstanding vested Awards or shorter period if the expiration date for the Award is earlier.  All Shares subject to unvested Awards that terminate upon termination of service and all unexercised Awards after expiration of the post termination will revert to the Plan.

(d)           Form of Payment.  Payments with respect to any Awards granted under the Plan shall be made in cash, in Shares, or a combination of both, as determined by the Administrator.

(e)           Award Agreement.  All Awards under this Plan shall be subject to such additional terms and conditions as determined by the Administrator and shall be evidenced by an Award Agreement.

(f)           Date of Grant.  The date of grant of an Award or Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Award or Option, or such other later date as is determined by the Administrator in accordance with Applicable Laws.  Notice of the determination shall be provided to each Awardee and Optionee within a reasonable time after the date of such grant.

(g)           Timing of Settlement.  At the time of grant, the Administrator shall specify the settlement date applicable to an Award, which shall be no earlier than the vesting date(s) applicable to the relevant Award and may be later than the vesting date(s) to the extent and under the terms determined by the Administrator.

(h)           Exercise or Purchase Price.  The Administrator may establish the exercise or purchase price (if any) of any Award provided however that such price shall not be less than required by Applicable Law.

(i)             Vesting Conditions.  The Administrator has the discretion to provide for vesting conditions for Awards tied to performance conditions which do not satisfy the requirements for Qualified Performance-Based Compensation as determined under Code Section 162(m).

(j)             Dividend Equivalents.  The Administrator may determine at the time of grant whether Awards (other than those Awards pursuant to which Shares are issued at grant) will provide for Dividend Equivalent rights.

14.           Adjustments; Dissolution; Merger or Change in Control.

(a)           Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award and Option and the numerical limits of Section 6.  The adjustments provided under this Section 14(a) shall be final and binding on the affected Optionee or Awardee and the Company.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Awardee and Optionee as soon as practicable prior to the effective date of such proposed transaction.  The Administrator in its discretion may provide for an Optionee or Awardee to have the right to exercise his or her Option or Award (if exercisable) until ten (10) days prior to such transaction as to all of the Optioned/Awarded Stock covered thereby, including Shares as to which the Option or Award would not otherwise be exercisable.  The Administrator in its discretion may provide that the vesting of an Award or Option accelerate at any time prior to such transaction.  To the extent it has not been previously exercised, an Option or Award (if exercisable) will terminate immediately prior to the consummation of such proposed action, and unvested Awards will be forfeited immediately prior to the consummation of such proposed action.

(c)           Merger or Change in Control.  In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Award and Option shall be assumed or an equivalent award, option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event the successor corporation does not agree to assume the Award or Option, or substitute an equivalent option or right, the Administrator shall, in lieu of such assumption or substitution, provide for the Awardee or Optionee to have the right to vest in and exercise the Option or Award (if exercisable) as to all of the Optioned/Awarded Stock, including Shares as to which the Option or Award) would not otherwise be vested or exercisable, and in the case of an unvested Award, to vest in the entire Award.  If the Administrator makes an Option or Award (if exercisable) fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify the Optionee or Awardee that the Option or Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Award (if exercisable) will terminate upon the expiration of such period.  If, in such a merger or Change in Control, the Award or Option is assumed or an equivalent award or option or right is substituted by such successor corporation or a Parent or Subsidiary of such successor corporation, and if during a one-year period after the effective date of such merger or Change in Control, the Awardee’s or Optionee’s status as a Service Provider is terminated for any reason other than the Awardee’s or Optionee’s voluntary termination of such relationship, then (i) in the case of an Option or an Award (if exercisable), the Optionee or Awardee shall have the right within three (3) months thereafter to exercise the Option or Award (if exercisable) as to all of the Optioned/Awarded Stock, including Shares as to which the Option or Award (if exercisable) would not be otherwise exercisable, effective as of the date of such termination and (ii) in the case of an unvested Award, the Award shall be fully vested on the date of such termination.

For the purposes of this subsection (c), the Award or Option shall be considered assumed if, following the merger or Change in Control, the option or right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Award or each Share of Optioned Stock subject to the Option, in each case, immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or an Award (if exercisable), for each Share of Optioned Stock subject to the Option and each Share of Awarded Stock subject to the Award, and upon the vesting of an Award, for each Share of Awarded Stock to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

15.           Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.  The Board may not materially alter the Plan without shareholder approval, including by increasing the benefits accrued to Awardees or Optionees under the Plan; increasing the number of securities which may be issued under the Plan; modifying the requirements for participation in the Plan; or including a provision allowing the Board to lapse or waive restrictions at its discretion.

(b)           Shareholder Approval.  The Company shall obtain shareholder approval of this Plan amendment to the extent necessary and desirable to comply with Applicable Laws and paragraph (c) below.

(c)           Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan or any Award or Option shall (i) impair the rights of any Awardee or Optionee, unless mutually agreed otherwise between the Awardee or Optionee and the Administrator, which agreement must be in writing and signed by the Awardee or Optionee and the Company or (ii) permit the reduction of the exercise price of an Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 14 of the Plan), unless approved by the Company’s shareholders.  Neither may the Administrator, without the approval of the Company’s shareholders, cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right with a lower exercise price, where the economic effect would be the same as reducing the exercise price of the cancelled Option or Stock Appreciation Right.  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards and Options granted under the Plan prior to the date of such termination. Any increase in the number of Shares subject to the Plan, other than pursuant to Section 14 hereof, shall be approved by the Company’s shareholders.

16.           Conditions Upon Issuance of Shares.

(a)           Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Option or Award (if exercisable) or the vesting of an Award unless the exercise of such Option or Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)           Investment Representations.  As a condition to the exercise of an Option or Award (if exercisable), the Company may require the person exercising such Option or Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17.           Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.           Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19.           Shareholder Approval; Effective Date; Plan Term for ISO Grants.  The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted.  Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.  The Plan shall be effective as of the date the Plan is approved by the Company’s shareholders (the “Effective Date”).  No Incentive Stock Options may be granted under the Plan after the earlier or the tenth (10th) anniversary of (a) the date the Plan is approved by the Board or (b) the Effective Date.

20.           Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

21.           Section 409A.  To the extent that the Administrator determines that any Award or Option granted under the Plan is subject to Section 409A of the Code, the Award Agreement or Option Agreement evidencing such Award or Option shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan and Award Agreements and Option Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.  Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award or Option may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may, without consent of the Awardee or Optionee, adopt such amendments to the Plan and the applicable Award Agreement or Option Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award or Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award or Option, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

22.           Tax Withholding.  The Company or any Subsidiary or Affiliate, as appropriate, shall have the authority and the right to deduct or withhold, or require an to remit to the Company, an amount sufficient to satisfy U.S. federal, state, and local taxes and taxes imposed by jurisdictions outside of the United States (including income tax, social insurance contributions, payment on account and any other taxes that may be due) required by law to be withheld with respect to any taxable event concerning an Optionee or Awardee arising as a result of this Plan or to take such other action as may be necessary in the opinion of the Company or a Subsidiary or Affiliate, as appropriate, to satisfy withholding obligations for the payment of taxes.  The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a participant to elect to have the Company withhold Shares otherwise issuable under an Option or Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld.  No Shares shall be delivered hereunder to any Optionee or Awardee or other person until the Optionee or Awardee, or such other person has made arrangements acceptable to the Administrator for the satisfaction of these tax obligations with respect to any taxable event concerning the Optionee or Awardee, or such other person arising as a result of the Options or Awards made under this Plan.

23.           No Right to Employment or Services.  Nothing in the Plan or any Award Agreement or Option Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate any Awardee’s or Optionee’s employment or services at any time, nor confer upon any Awardee or Optionee any right to continue in the employ or service of the Company or any Subsidiary or Affiliate.

24.           Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to an Awardee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Awardee any rights that are greater than those of a general creditor of the Company or any Subsidiary or Affiliate.

25.           No Representations or Covenants with respect to Tax Qualification.  Although the Company may endeavor to (1) qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., incentive stock options under Section 422 of the Code or French-qualified stock options) or (2) avoid adverse tax treatment (e.g., under Sections 280G, 409A or 457A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment and any liability to any Optionee or Awardee for failure to maintain favorable or avoid unfavorable tax result.  The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Awardees or Optionees under the Plan.

TRIMBLE NAVIGATION LIMITED
AMENDED AND RESTATED 2002 STOCK PLAN

STOCK OPTION AGREEMENT
 (Outside Director Option)

Unless otherwise defined herein, the capitalized terms used in this Stock Option Agreement shall have the same defined meanings as set forth in the Trimble Navigation Limited Amended and Restated 2002 Stock Plan (the “Plan”).

I.	NOTICE OF STOCK OPTION GRANT

Name:

Address:

You have been granted an option to purchase shares of the Common Stock of the Company, subject to the terms and conditions of the Plan and this Stock Option Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Granted

Total Exercise Price	$

Type of Option:	Nonstatutory Stock Option

Term/Expiration Date:

Vesting Schedule:

This Option shall be exercisable, in whole or in part, in accordance with the following schedule:

This option shall vest and become exercisable cumulatively, to the extent of 1/36th of the Shares subject to the Option for each complete calendar month after the date of grant of the Option.

Termination Period:

This Option may be exercised for three (3) months after Optionee ceases to be a Service Provider.  Upon the death or Disability of the Optionee, this Option may be exercised for twelve months after Optionee ceases to be a Service Provider.  In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.	AGREEMENT

A.           Grant of Option.

The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference.  Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

B.             Exercise of Option.

(a)           Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

(b)           Method of Exercise.  This Option is exercisable by (i) electronic exercise in accordance with an approved automated exercise program or (ii) delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice shall be completed by the Optionee and delivered to the Company.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.  This Option shall be deemed to be exercised upon receipt by the Company of the Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws.  Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

C.             Method of Payment.

Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

1.             cash; or

2.             check; or

3.             consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

4.              surrender of other Shares which (i) in the case of Shares acquired either directly or indirectly from the Company, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

D.             Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee.  The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

E.             Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

F.             Tax Obligations.

Withholding Taxes.  Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise.  Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

G.           Entire Agreement; Governing Law.

The Plan is incorporated herein by reference.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee.  This agreement is governed by the internal substantive laws, but not the choice of law rules, of the state of California.

By Optionee’s signature and the signature of the Company's representative below, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement.  Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	TRIMBLE NAVIGATION LIMITED

Signature	By

Print Name	Print Name

Residence Address	Title

TRIMBLE NAVIGATION LIMITED
AMENDED AND RESTATED 2002 STOCK PLAN

STOCK OPTION AGREEMENT
(U.S. OPTIONEES)

Unless otherwise defined herein, the capitalized terms used in this Stock Option Agreement shall have the same defined meanings as set forth in the Trimble Navigation Limited Amended and Restated 2002 Stock Plan (the “Plan”).

I.	NOTICE OF STOCK OPTION GRANT

Name (Optionee):

You have been granted an option to purchase shares of the Common Stock of the Company, subject to the terms and conditions of the Plan and this Stock Option Agreement (the “Option Agreement”), as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Granted

Total Exercise Price	$

Type of Option	Incentive Stock Option
Nonstatutory Stock Option

Term/Expiration Date:

Vesting Schedule:

This Option shall be exercisable, in whole or in part, in accordance with the following schedule:

20% of the Shares subject to this Option shall vest twelve months after the Vesting Commencement Date, and 1/60th of the Shares subject to this Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date, such that 100% of the Shares subject to this Option shall vest five (5) years from the Vesting Commencement Date, subject to the Optionee continuing to be a Service Provider on such dates.

Termination Period:

This Option may be exercised for three (3) months after the Optionee ceases to be a Service Provider.  Upon the death or Disability of the Optionee, this Option may be exercised for twelve (12) months after the Optionee ceases to be a Service Provider.  In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.	AGREEMENT

A.           Grant of Option.

The Administrator hereby grants to the person named in the Notice of Stock Option Grant (the “Notice of Grant”) attached as Part I of this Option Agreement (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference.  Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.  However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Section 422(d) of the Code, it shall be treated as a Nonstatutory Stock Option (“NSO”).

B.            Exercise of Option.

1.           Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

2.           Method of Exercise.  This Option is exercisable by (i) electronic exercise in accordance with an approved automated exercise program or (ii) delivery of an exercise notice, in the form designated by the Company from time to time (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice shall be completed by the Optionee and delivered to the Company.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.  This Option shall be deemed to be exercised upon receipt by the Company of the Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws.  Assuming such compliance, for income tax purposes, the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

C.            Method of Payment.

Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

1.             cash; or

2.             check; or

3.             consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

4.             surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

D.             Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee.  The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

E.            Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

F.            Tax Obligations.

1.             Withholding Taxes.  Regardless of any action the Company and/or the Optionee’s actual employer, if the Company is not the Optionee’s employer (collectively, the “Company”), takes with respect to any or all income tax, social security, payroll tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to him or her (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company.  The Optionee further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, without limitation, the grant, vesting or exercise of this Option, the issuance of Shares upon exercise of this Option, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result.  Furthermore, if the Optionee has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, the Optionee acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Optionee will pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items.  In this regard, the Optionee authorizes the Company, or its agents, at its discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)  withholding from the Optionee’s wages or other cash compensation paid to the Optionee by the Company; or

(b)  withholding from proceeds of the sale of Exercised Shares acquired upon exercise, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization); or

(c)  withholding in the Exercised Shares to be issued upon exercise of this Option.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, the Optionee is deemed, for tax purposes, to have been issued the full number of Exercised Shares, notwithstanding that some Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Optionee’s participation in the Plan.

Finally, the Optionee shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Optionee’s participation in the Plan, which amount cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver Shares or the proceeds of the sale of Shares if the Optionee fails to comply with his or her obligations in connection with the Tax-Related Items.

2.             Notice of Disqualifying Disposition of ISO Shares.  If the Option granted to the Optionee herein is an ISO, and if the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition.

G.            NO GUARANTEE OF CONTINUED SERVICE.

THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY OR THE EMPLOYER, IF THE COMPANY IS NOT THE OPTIONEE’S EMPLOYER (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER).  THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE OPTIONEE’S RIGHT OR THE EMPLOYER’S RIGHT TO TERMINATE THE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, IN COMPLIANCE WITH APPLICABLE LOCAL LAW.

H.           Nature of Option Grant.

In accepting this Option, the Optionee acknowledges the following:

1.           the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time;

2.           the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future stock options, or benefits in lieu of stock options, even if stock options have been granted repeatedly in the past;

3.           all decisions with respect to future stock option grants, if any, will be at the sole discretion of the Company;

4.           the Optionee’s participation in the Plan shall not create a right to further employment with the Company or any Affiliate and shall not interfere with the ability of the Company or an Affiliate, as applicable, to terminate the Optionee’s Service Provider relationship at any time;

5.           the Optionee’s participation in the Plan is voluntary;

6.           this Option and the Optioned Stock are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company, and which is outside the scope of the Optionee’s employment contract, if any;

7.           this Option and the Optioned Stock are not intended to replace any pension rights or compensation;

8.             this Option and the Optioned Stock are not part of normal or expected compensation or salary for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Affiliate;

9.             this Option and the Optionee’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Affiliate;

10.           the future value of the underlying Shares is unknown and cannot be predicted with any certainty;

11.           if the Optioned Stock does not increase in value, this Option will have no value;

12.           if the Optionee exercises this Option and obtains Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;

13.           in consideration of this Option, no claim or entitlement to compensation or damages shall arise from forfeiture of this Option if the Optionee ceases to be a Service Provider (for any reason whatsoever and whether or not in breach of local labor laws), and the Optionee irrevocably releases the Company and any Affiliate from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;

14.           in the event that the Optionee ceases to be a Service Provider (whether or not in breach of local labor laws), the Optionee’s right, if any, to vest in this Option will terminate effective as of the date on which the Optionee is no longer an active Service Provider and will not be extended by any notice period mandated under Applicable Laws; the Administrator shall have the exclusive discretion to determine when the Optionee is no longer an active Service Provider for purposes of this Option; and

15.           this Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, takeover or transfer of liability.

I.             No Advice Regarding Grant.

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying Shares.  The Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

J.             Data Privacy.

The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Option Agreement and any other Option materials by and among, as applicable, the Company and any Affiliate for the exclusive purposes of implementing, administering and managing the Optionee’s participation in the Plan.

The Optionee understands that the Company may hold certain personal information about him or her, including, without limitation, the Optionee’s name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all stock options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purposes of implementing, administering and managing the Plan (“Data”).

The Optionee understands that Data will be transferred to the Company’s broker, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  The Optionee understands that the recipients of the Data may be located outside the United States, and that the recipients’ country may have different data privacy laws and protections than the United States.  The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  The Optionee authorizes the Company, the Company’s broker and any other third parties which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Optionee’s participation in the Plan.  The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan.  The Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.  The Optionee understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan.  For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

K.           Electronic Delivery.

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

L.           Severability.

The provisions of this Option Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

M.           Imposition of Other Requirements.

The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on this Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with Applicable Laws or facilitate the administration of the Plan, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

N.           Entire Agreement; Governing Law; Venue.

The Plan is incorporated herein by reference.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee.  This agreement is governed by the internal substantive laws, but not the choice of law rules, of the state of California.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Option or this Option Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

O.             Securities Law Compliance

Notwithstanding anything to the contrary contained herein, no Shares will be issued to you upon the exercise of this Option unless the Shares subject to the Option are then registered under the Securities Act of 1933, as amended (the “Securities Act’), or, if such Shares are not so registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  By accepting this Option, you agree not to sell any of the Shares received under this Option at a time when Applicable Laws or Company policies prohibit a sale.

P.             Code Section 409A

The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan, this Option Agreement or the Notice of Grant or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to ensure that this Option qualifies for exemption from, or complies with the requirements of, Section 409A of the Code; provided, however, that the Company makes no representation that the Option will be exempt from, or will comply with, Section 409A of the Code, and makes no undertakings to preclude Section 409A of the Code from applying to the Option or to ensure that it complies with Section 409A of the Code.

BY THE OPTIONEE’S SIGNATURE AND THE SIGNATURE OF THE COMPANY'S REPRESENTATIVE BELOW, THE OPTIONEE AND THE COMPANY AGREE THAT THIS OPTION IS GRANTED UNDER AND GOVERNED BY THE TERMS AND CONDITIONS OF THE PLAN AND THIS OPTION AGREEMENT.  THE OPTIONEE HAS REVIEWED THE PLAN AND THIS OPTION AGREEMENT IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS OPTION AGREEMENT AND FULLY UNDERSTANDS ALL PROVISIONS OF THE PLAN AND OPTION AGREEMENT.  THE OPTIONEE HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR UPON ANY QUESTIONS RELATING TO THE PLAN AND OPTION AGREEMENT.  THE OPTIONEE FURTHER AGREES TO NOTIFY THE COMPANY UPON ANY CHANGE IN THE RESIDENCE ADDRESS INDICATED BELOW.

OPTIONEE:	TRIMBLE NAVIGATION LIMITED

Signature	By

Print Name	Print Name

Residence Address	Title

TRIMBLE NAVIGATION LIMITED
AMENDED AND RESTATED 2002 STOCK PLAN

STOCK OPTION AGREEMENT
(NON-U.S. OPTIONEES)

Unless otherwise defined herein, the capitalized terms used in this Stock Option Agreement shall have the same defined meanings as set forth in the Trimble Navigation Limited Amended and Restated 2002 Stock Plan (the “Plan”).

III.	NOTICE OF STOCK OPTION GRANT

Name (Optionee):

You have been granted a Nonstatutory Stock Option to purchase shares of the Common Stock of the Company, subject to the terms and conditions of the Plan and this Stock Option Agreement (the “Option Agreement”), including any special terms and conditions for the Optionee’s country in any appendix hereto attached as Exhibit A (the “Appendix”), as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Granted

Total Exercise Price	$

Term/Expiration Date:

Vesting Schedule:

This Option shall be exercisable, in whole or in part, in accordance with the following schedule:

20% of the Shares subject to this Option shall vest twelve months after the Vesting Commencement Date, and 1/60th of the Shares subject to this Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date, such that 100% of the Shares subject to this Option shall vest five (5) years from the Vesting Commencement Date, subject to the Optionee continuing to be a Service Provider on such dates.

Termination Period:

This Option may be exercised for three (3) months after the Optionee ceases to be a Service Provider.  The period during which Optionee is considered to be a Service Provider will not be extended by any notice of termination or similar period; instead, the termination date will be considered the last day of active service for the purposes of this Option Agreement.  Upon the death or Disability of the Optionee, this Option may be exercised for twelve (12) months after the Optionee ceases to be a Service Provider.  In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

IV.	AGREEMENT

A.            Grant of Option.

The Administrator hereby grants to the person named in the Notice of Stock Option Grant (the “Notice of Grant”) attached as Part I of this Option Agreement (the “Optionee”) a Nonstatutory Stock Option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the Exercise Price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference.  Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

B.             Exercise of Option.

1.              Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement, including the Appendix.

2.             Method of Exercise.  This Option is exercisable by (i) electronic exercise in accordance with an approved automated exercise program or (ii) delivery of an exercise notice, designated by the Company from time to time (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice shall be completed by the Optionee and delivered to the Company.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.  This Option shall be deemed to be exercised upon receipt by the Company of the Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws.

C.            Method of Payment.

Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

1.             cash; or

2.             check; or

3.             consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan.

D.            Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee.  The terms of the Plan and this Option Agreement, including the Appendix, shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

E.             Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

F.             Tax Obligations.

Regardless of any action the Company or the Optionee’s actual employer, if the Company is not the actual employer (the “Employer”), takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to him or her (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  The Optionee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, without limitation, the grant, vesting or exercise of this Option, the issuance of Shares upon exercise of this Option, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result.  Furthermore, if the Optionee has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Optionee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, the Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

1.           withholding from the Optionee’s wages or other cash compensation paid to the Optionee by the Company and/or the Employer; or

2.           withholding from proceeds of the sale of Exercised Shares acquired upon exercise, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization); or

3.           withholding in the Exercised Shares to be issued upon exercise of this Option.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, the Optionee is deemed, for tax purposes, to have been issued the full number of Exercised Shares, notwithstanding that some Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Optionee’s participation in the Plan.

Finally, the Optionee shall pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold or account for as a result of the Optionee’s participation in the Plan, which amount cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver Shares or the proceeds of the sale of Shares if the Optionee fails to comply with his or her obligations in connection with the Tax-Related Items.

G.             NO GUARANTEE OF CONTINUED SERVICE.

THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE EMPLOYER (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER).  THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE OPTIONEE'S RIGHT OR THE EMPLOYER’S RIGHT TO TERMINATE THE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, IN COMPLIANCE WITH APPLICABLE LOCAL LAW.

H.            Nature of Option Grant.

In accepting this Option, the Optionee acknowledges the following:

1.             the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time;

2.             the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future stock options, or benefits in lieu of stock options, even if stock options have been granted repeatedly in the past;

3.             all decisions with respect to future stock option grants, if any, will be at the sole discretion of the Company;

4.             the Optionee’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Optionee’s Service Provider relationship at any time;

5.             the Optionee’s participation in the Plan is voluntary;

6.             this Option and the Optioned Stock are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Optionee’s employment contract, if any;

7.             this Option and the Optioned Stock are not intended to replace any pension rights or compensation;

8.             this Option and the Optioned Stock are not part of normal or expected compensation or salary for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Affiliate;

9.             this Option and the Optionee’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or an Affiliate;

10.           the future value of the underlying Shares is unknown and cannot be predicted with any certainty;

11.           if the Optioned Stock does not increase in value, this Option will have no value;

12.           if the Optionee exercises this Option and obtains Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;

13.           in consideration of this Option, no claim or entitlement to compensation or damages shall arise from forfeiture of this Option if the Optionee ceases to be a Service Provider (for any reason whatsoever and whether or not in breach of local labor laws), and the Optionee irrevocably releases the Company, the Employer, and any Affiliate from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;

14.           in the event that the Optionee ceases to be a Service Provider (whether or not in breach of local labor laws), the Optionee’s right, if any, to vest in this Option will terminate effective as of the date on which the Optionee is no longer an active Service Provider and will not be extended by any notice period mandated under Applicable Laws (e.g., Optionee would not be an active Service Provider for a period of “garden leave” or similar period pursuant to Applicable Laws); the Plan Administrator shall have the exclusive discretion to determine when the Optionee is no longer an active Service Provider for purposes of this Option; and

15.           this Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, takeover or transfer of liability.

I.              No Advice Regarding Grant.

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying Shares.  Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

J.           Data Privacy.

The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Option Agreement and any other Option materials by and among, as applicable, the Employer, the Company and any Affiliate for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.

The Optionee understands that the Company and the Employer may hold certain personal information about him or her, including, without limitation, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all stock options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purposes of implementing, administering and managing the Plan (“Data”).

The Optionee understands that Data will be transferred to the Company’s broker, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country.  The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  The Optionee authorizes the Company, the Company’s broker and any other third parties which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Optionee’s participation in the Plan.  The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan.  The Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.  The Optionee understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan.  For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

K.             Language.

If the Optionee has received this Option Agreement or any other documents related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.

L.             Electronic Delivery.

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

M.           Severability.

The provisions of this Option Agreement, including the Appendix, are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

N.           Appendix.

Notwithstanding any provisions in this Option Agreement, this Option shall be subject to any special terms and conditions for the Optionee’s country set forth in the Appendix.  Moreover, if the Optionee relocates to one of the countries included in the Appendix, the special terms and conditions for such country shall apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with Applicable Laws or facilitate the administration of the Plan.  The Appendix constitutes part of this Option Agreement.

O.            Imposition of Other Requirements.

The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on this Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with Applicable Laws or facilitate the administration of the Plan, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

P.             Entire Agreement; Governing Law; Venue.

The Plan is incorporated herein by reference.  The Plan and this Option Agreement, including the Appendix, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee.  This agreement is governed by the internal substantive laws, but not the choice of law rules, of the state of California.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Option or this Option Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

BY THE OPTIONEE’S SIGNATURE AND THE SIGNATURE OF THE COMPANY’S REPRESENTATIVE BELOW, THE OPTIONEE AND THE COMPANY AGREE THAT THIS OPTION IS GRANTED UNDER AND GOVERNED BY THE TERMS AND CONDITIONS OF THE PLAN AND THIS OPTION AGREEMENT, INCLUDING THE APPENDIX.  THE OPTIONEE HAS REVIEWED THE PLAN AND THIS OPTION AGREEMENT, INCLUDING THE APPENDIX, IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS OPTION AGREEMENT AND FULLY UNDERSTANDS ALL PROVISIONS OF THE PLAN AND OPTION AGREEMENT, INCLUDING THE APPENDIX.  THE OPTIONEE HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR UPON ANY QUESTIONS RELATING TO THE PLAN AND OPTION AGREEMENT, INCLUDING THE APPENDIX.  THE OPTIONEE FURTHER AGREES TO NOTIFY THE COMPANY UPON ANY CHANGE IN THE RESIDENCE ADDRESS INDICATED BELOW.

OPTIONEE:	TRIMBLE NAVIGATION LIMITED

Signature	By

Steven W. Berglund
Print Name	Print Name

President & CEO
Residence Address	Title

EXHIBIT A

APPENDIX TO
TRIMBLE NAVIGATION LIMITED
AMENDED AND RESTATED 2002 STOCK PLAN
STOCK OPTION AGREEMENT
(NON-U.S. OPTIONEES)

TERMS AND CONDITIONS

This Appendix, which is part of the Option Agreement, includes additional terms and conditions that govern this Option and that will apply to the Optionee if he or she is in one of the countries listed below.  Unless otherwise defined herein, capitalized terms set forth in this Appendix shall have the meanings ascribed to them in the Plan or the Option Agreement.

NOTIFICATIONS

This Appendix also includes information regarding securities, exchange control and certain other issues of which the Optionee should be aware with respect to his or her participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2009.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that the Optionee not rely on the information in this Appendix as the only source of information relating to the consequences of his or her participation in the Plan because such information may be outdated when he or she exercise this Option and/or sells any Shares acquired at exercise.

In addition, the information contained herein is general in nature and may not apply to the Optionee’s particular situation.  As a result, the Company is not in a position to assure the Optionee of any particular result.  The Optionee therefore is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her particular situation.

Finally, if the Optionee is a citizen or resident of a country other than that in which the Optionee currently is working, the information contained herein may not apply to him or her.

AUSTRALIA

TERMS AND CONDITIONS

Australian Addendum.  The Optionee understands and agrees that his or her right to participate in the Plan and any Option granted under the Plan are subject to an Australian Addendum to the Plan.  This Option is subject to the terms and conditions stated in the Australian Addendum, the Offer Document, the Plan and the Option Agreement.

Right to Exercise. Notwithstanding Paragraph B.1 of the Option Agreement and consistent with Section 7(e) of the Plan, the Optionee may not exercise any portion of this Option unless and until the Fair Market Value (as defined in Section 2(u) of the Plan) per Share underlying this Option on the date of exercise equals or exceeds the Exercise Price per Share pursuant to the procedures established by the Company to determine the length of time that the Fair Market Value must trade at or above the Exercise Price per Share to meet this requirement.

NOTIFICATIONS

Securities Law Notification.  If the Optionee acquires Shares under the Plan and offers the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law, and the Optionee should obtain legal advice regarding any applicable disclosure obligations prior to making any such offer.

Exchange Control Notification.  Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers.  The Australian bank assisting with the transaction will file the report for the Optionee.  If there is no Australian bank involved in the transfer, the Optionee will be required to file the report him/herself.

BELGIUM

TERMS AND CONDITIONS

Tax Considerations.  This Option must be accepted in writing either (a) within 60 days of the offer (for tax at offer), or (b) more than 60 days after the offer (for tax at exercise).  The Optionee will receive a separate offer letter, acceptance form and undertaking form in addition to the Option Agreement.  The Optionee should refer to the offer letter for a more detailed description of the tax consequences of choosing to accept this Option.  The Optionee should consult his or her personal tax advisor with respect to completion of the additional forms.

NOTIFICATIONS

Tax Reporting Notification.  The Optionee is required to report any taxable income attributable to this Option on his or her annual tax return.  The Optionee also is required to report any bank accounts opened and maintained outside of Belgium on his or her annual tax return.

CANADA

TERMS AND CONDITIONS

Termination Period.  The following provision replaces the first sentence of the “Termination Period” provision in Part I of the Option Agreement:

This Option may be exercised for three (3) months after the date that is the earlier of (i) the date on which the Optionee receives notice of termination of his or her status as an active Service Provider; or (ii) the date on which the Optionee ceases to be a Service Provider.

The following provisions apply if the Optionee is in Quebec:

Consent to Receive Information in English.  The parties acknowledge that it is their express wish that the Option Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy.  The following provision supplements Paragraph J of the Option Agreement:

The Optionee hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan.  The Optionee further authorizes the Company, the Employer and/or any Affiliate to disclose and discuss such information with their advisors.  The Optionee also authorizes the Company, the Employer and/or any Affiliate to record such information and to keep such information in the Optionee’s employment file.

CHINA

TERMS AND CONDITIONS

Method of Payment.  Notwithstanding Paragraph C of the Option Agreement, due to exchange control and securities restrictions in China, when the Optionee exercises the Option, the Optionee must use a cashless exercise program implemented by the Company in connection with the Plan whereby the Optionee makes an irrevocable election to exercise this Option as to all the Optioned Stock by instructing the Company’s broker to sell all the Exercised Shares and to remit the proceeds, less any Tax-Related Items and brokerage fees to the Optionee in cash (a “Cashless Sell-All Exercise”).  The Company reserves the right to permit the Optionee to exercise by means other than the Cashless Sell-All Exercise depending on developments in local laws.

Repatriation Requirement for PRC Nationals.  The Optionee understands and agrees that, due to exchange control laws in China, the Optionee may be required to repatriate immediately to China the proceeds from the Cashless Sell-All Exercise of this Option.  The Optionee further understands that such repatriation of the proceeds may need to be effectuated through a special foreign exchange account established by the Employer, the Company or an Affiliate in China, and the Optionee hereby consents and agrees that the proceeds from the Cashless Sell-All Exercise may be transferred to such special account prior to being delivered to the Optionee’s personal account.  In addition, the Optionee understands that, if proceeds from the Cashless Sell-All Exercise are converted to local currency, there may be delays in delivering the proceeds to the Optionee, and the Company does not guarantee any particular exchange rate and/or date on which funds will be converted.

CZECH REPUBLIC

NOTIFICATIONS

Exchange Control Information.  Proceeds from the sale of Shares may be held in a cash account outside of the Czech Republic, and the Optionee no longer needs to report the opening and maintenance of a foreign account to the Czech National Bank (the “CNB”), unless the CNB specifically notifies the Optionee that such reporting will be required.  Upon request of the CNB, the Optionee may need to file a notification within 15 days after the end of the calendar quarter in which he or she purchases Shares.

FRANCE

TERMS AND CONDITIONS

Option Not Tax-Qualified.  The Optionee understands that this Option is not intended to be French tax-qualified.

Consent to Receive Information in English.  By accepting this Option, the Optionee confirms that he or she has read and understood the documents relating to the Option (the Option Agreement and the Plan), which were provided in the English language.  The Optionee accepts the terms of these documents accordingly.

En acceptant cette Option, le Bénéficiaire d'Options confirme qu'il ou qu'elle a lu et compris les documents afférents à l'Option (le Contrat d'Options et le Plan), qui sont produits en langue anglaise. Le Bénéficiaire d'Options accepte les dispositions de ces documents en connaissance de cause.

NOTIFICATIONS

Exchange Control Information.  If the Optionee imports or exports cash (e.g., sales proceeds received under the Plan) with a value equal to or exceeding €7,600 and does not use a financial institution to do so, he or she must submit a report to the customs and excise authorities.  If the Optionee maintains a foreign bank account, he or she is required to report the maintenance of such to the French tax authorities when filing his or her annual tax return.

GERMANY

NOTIFICATIONS

Exchange Control Information.  Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank.  If the Optionee uses a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will make the report for the Optionee.  In addition, the Optionee must report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.

INDIA

TERMS AND CONDITIONS

Payment Method.  The Optionee understands and agrees that, if he or she elects to pay the Exercise Price by means of a cashless exercise program implemented by the Company in connection with the Plan, he or she will not be permitted to engage in a “cashless sell-to-cover” exercise whereby a portion of Exercised Shares are sold at exercise to cover the Exercise Price, Tax-Related Items, including FBT, and brokerage fees.

NOTIFICATIONS

Exchange Control Information.  Please note that proceeds from the sale of Shares must be repatriated to India within a reasonable period of time (i.e., two weeks).  Optionee should obtain a foreign inward remittance certificate (“FIRC”) from the bank for his or her records to document compliance with this requirement, in case evidence of such repatriation is requested by the Reserve Bank of India or the Employer.

ITALY

TERMS AND CONDITIONS

Method of Payment.  Notwithstanding Paragraph C of the Option Agreement, due to financial regulations in Italy, when the Optionee exercises the Option, the Optionee must use a cashless exercise program implemented by the Company in connection with the Plan whereby the Optionee makes an irrevocable election to exercise this Option as to all the Optioned Stock by instructing the Company’s broker to sell all the Exercised Shares and to remit the proceeds, less any Tax-Related Items and brokerage fees to the Optionee in cash (a “Cashless Sell-All Exercise”).  The Company reserves the right to permit the Optionee to exercise by means other than the Cashless Sell-All Exercise depending on developments in local laws.

Data Privacy Notice and Consent.  The following provision replaces Paragraph J of the Option Agreement:

The Optionee hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of his or her personal data as described in this section of this Appendix by and among, as applicable, the Employer, the Company and any Affiliate for the exclusive purposes of implementing, administering, and managing the Optionee’s participation in the Plan.

The Optionee understands that the Employer, the Company and any Affiliate hold certain personal information about him or her, including, without limitation, the Optionee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Affiliate, details of all stock options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).

The Optionee also understands that providing the Company with Data is necessary for the performance of the Plan and that his or her refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Optionee’s ability to participate in the Plan.  The Controller of personal data processing is Trimble Navigation Limited, with registered offices at 935 Stewart Drive, Sunnyvale, California 94085, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Trimble Italia SrL, Centro Torri Bianche, Palazzo Larice, 3, 20059 Vimercate (MI), Italy.

The Optionee understands that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan.  The Optionee understands that Data may also be transferred to the Company’s independent registered public accounting firm Ernst & Young LLP, or such other public accounting firm that may be engaged by the Company in the future.  The Optionee further understands that the Company, the Employer and/or any Affiliate will transfer Data among themselves as necessary for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, and that the Company, the Employer and/or Affiliate may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom the Optionee may elect to deposit any Shares acquired under the Plan.  Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing the Optionee’s participation in the Plan.  The Optionee understands that these recipients may be located in or outside of the European Economic Area, such as in the United States or elsewhere.  Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

The Optionee understands that Data-processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable local laws and regulations, does not require the Optionee’s consent thereto, as the processing is necessary to the performance of contractual obligations related to implementation, administration, and management of the Plan.  The Optionee understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, he or she has the right, without limitation, to access, delete, update, correct, or terminate, for legitimate reason, the Data-processing.  Furthermore, the Optionee is aware that Data will not be used for direct-marketing purposes.  In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting the Optionee’s local human resources representative.

Plan Document Acknowledgment.  In accepting this Option, the Optionee acknowledges that he or she has received a copy of the Plan and the Option Agreement and has reviewed the Plan and the Option Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Plan and the Option Agreement, including this Appendix.

The Optionee acknowledges that he or she has read and specifically approves the following provisions of the Option Agreement: the “Termination Period” provision in Part I; Paragraph F, “Tax Obligations”; Paragraph G, “No Guarantee of Continued Service”: Paragraph H, “Nature of Option Grant”; Paragraph I, “No Advice Regarding Grant”; Paragraph K, “Language”; Paragraph P, “Entire Agreement; Governing Law; Venue”; and the “Data Privacy Notice and Consent” in this Appendix.

NOTIFICATIONS

Exchange Control Information.  The Optionee is required to report in his or her annual tax return: (a) any transfers of cash or Shares to or from Italy exceeding €10,000 or the equivalent amount in U.S. dollars; and (b) any foreign investments or investments (including proceeds from the sale of Shares acquired under the Plan) held outside of Italy exceeding €10,000 or the equivalent amount in U.S. dollars, if the investment may give rise to income in Italy.  The Optionee is exempt from the formalities in (a) if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on the Optionee’s behalf.

JAPAN

NOTIFICATIONS

Exchange Control Information.  If the Optionee acquires Shares valued at more than ¥100,000,000 in a single transaction, the Optionee must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the Shares.

In addition, if the Optionee pays more than ¥30,000,000 in a single transaction for the purchase of Shares when the Optionee exercises the Option, the Optionee must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made.  The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.

A Payment Report is required independently from a Securities Acquisition Report.  Therefore, if the total amount that the Optionee pays upon a one-time transaction for exercising the Option and purchasing Shares exceeds ¥100,000,000, the Optionee must file both a Payment Report and a Securities Acquisition Report.

KOREA

NOTIFICATIONS

Exchange Control Information.  To remit funds out of Korea to exercise the Option by paying the Exercise Price with cash, the Optionee must obtain a confirmation of the remittance by a foreign exchange bank in Korea.  This is an automatic procedure (i.e., the bank does not need to approve the remittance and the process should not take more than a day).  The Optionee likely will need to present to the bank processing the transaction supporting documentation evidencing the nature of the remittance.  If the Optionee receives US$500,000 or more from the sale of Shares, Korean exchange control laws require the Optionee to repatriate the proceeds to Korea within 18 months of the sale.

NETHERLANDS

NOTIFICATIONS

Securities Law Information.  The Optionee should be aware of Dutch insider-trading rules, which may impact the sale of Shares acquired under the Plan.  In particular, the Optionee may be prohibited from effectuating certain transactions if he or she has inside information regarding the Company.

By accepting the grant of this Option and participating in the Plan, the Optionee acknowledges having read and understood this Securities Law Information and further acknowledges that it is the Optionee’s responsibility to comply with the following Dutch insider-trading rules.

Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands.  “Inside information” is defined as knowledge of details concerning the issuing company to which the securities relate, which is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price.  The insider could be a Service Provider in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain Service Providers working in the Netherlands (possibly including the Optionee) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when the Optionee had such inside information.

NEW ZEALAND

TERMS AND CONDITIONS

Securities Law Acknowledgment.  The Optionee acknowledges that he or she will receive the following documents in connection with the offer to purchase shares at exercise of this Option:

(i)	the Option Agreement, including this Appendix, which sets forth the terms and conditions of this Option;

(ii)
a copy of the Company’s most recent annual report and most recent financial reports have been made available to the Optionee to enable the Optionee to make informed decisions concerning participation in the Plan; and

(iii)
a copy of the description of the Plan (the “Description”) (i.e., the Company’s Form S-8 Plan Prospectus under the U.S. Securities Act of 1933, as amended), and the Company will provide any attachments or documents incorporated by reference into the Description upon written request.  The documents incorporated by reference into the Description are updated periodically.  Should the Optionee request copies of the documents incorporated by reference into the Description, the Company will provide the Optionee with the most recent documents incorporated by reference.

RUSSIA

TERMS AND CONDITIONS

U.S. Transaction.  The Optionee understands that this Option shall be valid and this Option Agreement shall be concluded and become effective only when the executed Option Agreement is received by the Company in the United States.  Upon exercise of the Option, any Shares to be issued to the Optionee shall be delivered to Optionee through a bank or brokerage account in the United States.

NOTIFICATIONS

Securities Law Information.  This Appendix, the Option Agreement, the Plan and any other materials that the Optionee may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia.  The issuance of securities pursuant to the Plan has not and will not be registered in Russia; hence, the securities described in any Plan-related documents may not be used for offering the securities or public circulation in Russia.

Exchange Control Information.  To remit funds out of Russia to exercise the Option by paying the Exercise Price with cash, the Optionee must remit the funds from a foreign currency account at an authorized bank in Russia.  This requirement does not apply if the Optionee pays the Exercise Price by means of a cashless exercise program implemented by the Company in connection with the Plan, such that there is no remittance of funds out of Russia.

Under current exchange control regulations, within a reasonably short time after sale of the Shares acquired under the Plan, the Optionee must repatriate the sale proceeds to Russia.  Such sale proceeds must be initially credited to the Optionee through a foreign currency account at an authorized bank in Russia.  After the sale proceeds are initially received in Russia, they may be remitted further to foreign banks in accordance with Russian exchange control laws, subject to the following limitations: (i) the foreign account may be opened only for individuals; (ii) the foreign account may not be used for business activities; (iii) the Optionee must give notice to the Russian tax authorities about the opening/closing of each foreign account within one month of the account opening/closing; and (iv) the Optionee must notify the Russian tax authorities of the account balances on his or her foreign accounts as of the beginning of each calendar year.

SINGAPORE

NOTIFICATIONS

Securities Law Information.  This Option is being granted on a private basis and is, therefore, exempt from registration in Singapore.

Director Notification Requirement.  If the Optionee is a director, associate director or shadow director of a Singaporean Affiliate, he or she must notify the Singaporean Affiliate in writing within two days of receiving or disposing of an interest (e.g., this Option) in the Company or an Affiliate, or within two days of becoming a director if such an interest exists at the time.

SPAIN

TERMS AND CONDITIONS

Nature of Option Grant.  This provision supplements Paragraph H of the Option Agreement:

In accepting this Option, the Optionee consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.

The Optionee understands that the Company has unilaterally, gratuitously and in its own discretion decided to grant stock options under the Plan to certain Service Providers throughout the world.  The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or an Affiliate, other than as set forth in the Option Agreement.  Consequently, the Optionee understands that this Option is granted on the assumption and condition that this Option and any Shares acquired upon exercise of this Option are not a part of any employment contract (either with the Company or an Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever.  Furthermore, the Optionee understands that he or she will not be entitled to continue vesting in this Option once his or her relationship with the Company or an Affiliate as a Service Provider ceases.  In addition, the Optionee understands that this Option would not be granted but for the assumptions and conditions referred to above; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken, or should any of the conditions not be met for any reason, any grant of or right to this Option shall be null and void.

NOTIFICATIONS

Exchange Control Information.  The Optionee must declare the acquisition of Shares to the Direccion General de Política Comercial y de Inversiones Extranjeras (the “DGPCIE”) of the Ministerio de Economia for statistical purposes.  The Optionee must also declare ownership of any Shares with the Directorate of Foreign Transactions each January while the Shares are owned.  In addition, if the Optionee wishes to import the ownership title of the Shares (i.e., share certificates) into Spain, he or she must declare the importation of such securities to the DGPCIE.

When receiving foreign currency payments derived from the ownership of Shares (i.e., dividends or sale proceeds), the Optionee must inform the financial institution receiving the payment of the basis upon which such payment is made.  The Optionee will need to provide the institution with the following information: (i) the Optionee’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any further information that may be required.

SWEDEN

There are no country-specific terms and conditions.

THAILAND

NOTIFICATIONS

Exchange Control Information.  Under current exchange control regulations, the Optionee may remit funds up to US$1,000,000 per year to invest in securities abroad by submitting an application to an authorized agent (i.e., a commercial bank authorized by the Bank of Thailand to engage in the purchase, exchange and withdrawal of foreign currency).  Thus, if the Optionee exercises this Option by paying the Exercise Price in cash, he or she will be required to execute certain documents and submit them, together with certain documents relating to the Plan, to an authorized commercial bank.

If the Optionee exercises this Option by means of a cashless exercise program implemented by the Company in connection with the Plan, no submission to a commercial bank must be made since no funds will be remitted out of Thailand.

The Optionee must repatriate all cash proceeds received from participation in the Plan to Thailand and convert such proceeds to Thai Baht within 360 days of repatriation or deposit the funds in a foreign exchange account with a Thai bank.  If the amount of the proceeds is equal to or greater than US$20,000, the Optionee must specifically report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form.

UNITED ARAB EMIRATES

There are no country-specific provisions.

UNITED KINGDOM

TERMS AND CONDITIONS

Joint Election.  As a condition of participation in the Plan and the exercise of this Option, the Optionee agrees to accept any liability for secondary Class 1 National Insurance contributions which may be payable by the Company and/or the Employer in connection with this Option and any event giving rise to Tax-Related Items (the “Employer NICs”).  Without prejudice to the foregoing, the Optionee agrees to execute a joint election with the Company, the form of such joint election having been approved formally by Her Majesty’s Revenue and Customs (“HMRC”) (the “Joint Election”), and any other required consent or election.  The Optionee further agrees to execute such other joint elections as may be required between the Optionee and any successor to the Company or the Employer.  The Optionee further agrees that the Company or the Employer may collect the Employer NICs from the Optionee by any of the means set forth in Paragraph F of the Option Agreement.

If the Optionee does not enter into a Joint Election prior to the exercise of this Option, he or she will not be entitled to exercise this Option unless and until he or she enters into a Joint Election, and no Shares will be issued to the Optionee under the Plan, without any liability to the Company or the Employer.

Tax Obligations.  The following provision supplements Paragraph F of the Option Agreement:

The Optionee agrees that, if he or she does not pay or the Company or the Employer does not withhold from the Optionee, the full amount of Tax-Related Items that the Optionee owes upon exercise of this Option, or the release or assignment of this Option for consideration, or the receipt of any other benefit in connection with this Option (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount that should have been withheld shall constitute a loan owed by the Optionee to the Company and/or the Employer, effective 90 days after the Taxable Event.  The Optionee agrees that the loan will bear interest at the official HMRC rate and immediately will be due and repayable by Optionee, and the Company and/or the Employer may recover it at any time thereafter by withholding such amount from salary, bonus or any other funds due to the Optionee by the Company or the Employer, by withholding in Shares issued upon exercise of this Option or from the cash proceeds from the sale of Shares or by demanding cash or a check from the Optionee.  The Optionee also authorizes the Company to delay the issuance of any Shares to the Optionee unless and until the loan is repaid in full.

Notwithstanding the foregoing, if the Optionee is a director or an executive officer within the meaning of Section 13(k) of the Exchange Act, the terms of the immediately foregoing provision will not apply.  In the event that the Optionee is a director or an executive officer and Tax-Related Items are not collected within 90 days of the Taxable Event, the amount of any uncollected Tax-Related Items may constitute a benefit to the Optionee on which additional income tax and National Insurance contributions may be payable.  The Optionee acknowledges that he or she will be responsible for reporting any income tax and National Insurance contributions (including Employer NICs) due on this additional benefit directly to HMRC under the self-assessment regime.

TRIMBLE NAVIGATION LIMITED
AMENDED AND RESTATED 2002 STOCK PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT
 (U.S. AWARDEES)

Unless otherwise defined herein, the capitalized terms used in this Award Agreement shall have the same defined meanings as set forth in the Trimble Navigation Limited Amended and Restated 2002 Stock Plan (the “Plan”).

Name:

Address:

You have been awarded the right to receive Common Stock of the Company or a cash equivalent, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Award Number

Award Date

Total Number of Restricted Stock Units Awarded

Vesting Schedule

One hundred percent (100%) of the Restricted Stock Units subject to this Award shall vest thirty-six (36) months after the Award Date.  Vesting of Restricted Stock Units shall at all times be subject to your continuing to be a Service Provider on the applicable date(s) of vesting.

Settlement

For each vested Restricted Stock Unit, you shall be entitled to receive (a) a number of whole Shares equal to the number of Restricted Stock Units vesting on such vesting date, or (b) a cash payment equal to the product of the number of Restricted Stock Units vesting on such vesting date and the Fair Market Value of one Share on such vesting date or (c) a combination of the foregoing.  Such payment shall be made in the form of whole Shares, cash or a combination of the foregoing at the Company’s discretion under the terms of the Plan, on or as soon as practicable, but no later than 60 days, following the date of vesting.

Forfeiture

Upon the date that you cease to be a Service Provider, for any reason, all unvested Restricted Stock Units shall be forfeited.  The date of ceasing to be a Service Provider will not be extended to include any notice of termination or similar period and shall be considered ceased on the last active day of service for the purposes of the Plan.

Tax Obligations

Regardless of any action the Company and/or your actual employer, if the Company is not your employer (collectively, the “Company”), takes with respect to any or all income tax, social security, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company.  You further acknowledge that the Company (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the issuance of Shares upon settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or any dividend equivalents; and (2) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.  Further, if you have become subject to tax in more than one jurisdiction between the Award Date and the date of any relevant taxable event, you acknowledge that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items.  In this regard, you authorize the Company, or its agents, at its discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)	withholding from your wages or other cash compensation paid to you by the Company; or

(b)
withholding from proceeds of the sale of the Shares acquired upon vesting/settlement of the Restricted Stock Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); or

(c)	withholding in Shares to be issued upon vesting/settlement or from the cash payment received at settlement (if any) of the Restricted Stock Units.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.

Finally, you shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares, any cash payments receivable at settlement or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

NO GUARANTEE OF CONTINUED SERVICE

YOU ACKNOWLEDGE AND AGREE THAT THE VESTING OF RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF YOUR EMPLOYER (AND NOT THROUGH THE ACT OF BEING HIRED, BEING AWARDED RESTRICTED STOCK UNITS, OR RECEIVING CASH OR SHARES HEREUNDER).  YOU FURTHER ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH YOUR RIGHT OR YOUR EMPLOYER’S RIGHT TO TERMINATE YOUR RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, AND IN ACCORDANCE WITH APPLICABLE LOCAL LAW.

Nature of Grant

In accepting the grant, you acknowledge that:

(1)            the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(2)            the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past;

(3)            all decisions with respect to future Restricted Stock Units grants, if any, will be at the sole discretion of the Company;

(4)            your participation in the Plan shall not create a right to further employment with the Company or any Affiliate and shall not interfere with the ability of the Company or an Affiliate, as applicable, to terminate your Service Provider relationship at any time;

(5)            you are voluntarily participating in the Plan;

(6)            the Restricted Stock Units and the Shares subject to the Restricted Stock Units are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or any Affiliate, and which is outside the scope of your employment contract, if any;

(7)            the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation;

(8)            the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Affiliate;

(9)            the Restricted Stock Units grant and your participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or an Affiliate;

(10)           the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(11)          in consideration of the grant of the Restricted Stock Units, no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from termination of your employment with the Company or any Affiliate (for any reason whatsoever and whether or not in breach of local labor laws), and you irrevocably release the Company and your actual employer, if the Company is not your employer, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, you shall be deemed irrevocably to have waived your entitlement to pursue such claim;

(12)          in the event of termination of your employment (whether or not in breach of local labor laws), your right, if any, to vest in the Restricted Stock Units under the Plan will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law; the Administrator shall have the exclusive discretion to determine when you are no longer actively employed for purposes of your Restricted Stock Units grant; and

(13)          the Restricted Stock Units and the benefits, if any, under the Plan will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

No Advice Regarding Grant

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares.  You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

No Shareholder Rights Prior to Settlement

You shall have no rights of a shareholder (including the right to distributions or dividends or to vote) unless and until Shares are issued pursuant to the terms of this Award Agreement.

Securities Law Compliance

Notwithstanding anything to the contrary contained herein, no Shares will be issued to you upon vesting of this Restricted Stock Unit unless the Shares subject to the Restricted Stock Unit are then registered under the Securities Act of 1933, as amended (the “Securities Act’), or, if such Shares are not so registered, the Company has determined that such vesting and issuance would be exempt from the registration requirements of the Securities Act.  By accepting the Restricted Stock Units, you agree not to sell any of the Shares received under this Award at a time when Applicable Laws or Company policies prohibit a sale.

Code Section 409A

The vesting and settlement of Restricted Stock Units awarded pursuant to this Award Agreement are intended to qualify for the “short-term deferral” exemption from Section 409A of the Code.  The Administrator reserves the right, to the extent the Administrator deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Award Agreement to ensure that the Restricted Stock Units qualify for exemption from or comply with Section 409A of the Code; provided, however, that the Company makes no representations that the Restricted Stock Units will be exempt from Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to these Restricted Stock Units.

Data Privacy

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Award Agreement and any other Restricted Stock Unit Award materials by and among, as applicable, the Company and any Affiliate for the exclusive purposes of implementing, administering and managing your participation in the Plan.

You understand that the Company may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

You understand that Data will be transferred to the Company’s broker, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  You understand that the recipients of the Data may be located outside the United States, and that the recipients’ country may have different data privacy laws and protections than the United States.  You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative.  You authorize the Company, the Company’s broker and any other third parties which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan.  You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.  You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative.  You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan.  For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Entire Agreement

The Plan is incorporated herein by reference.  The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of you and the Company with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by you and the Company.

Governing Law

This Award of Restricted Stock Units and this Award Agreement are governed by, and subject to, the internal substantive laws, but not the choice of law rules, of the State of California.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Award Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

Electronic Delivery

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Severability

The provisions of this Award Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Imposition of Other Requirements

The Company reserves the right to impose other requirements on your participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Award is governed by the terms and conditions of the Plan and this Award Agreement.  You have reviewed the Plan and this Award Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understand all provisions of the Plan and Award Agreement.  You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement.  You further agree to notify the Company upon any change in the residence address indicated below.

SERVICE PROVIDER:	TRIMBLE NAVIGATION LIMITED:

Signature:	By:

PRINT NAME	PRINT NAME

Title

Residence Address

TRIMBLE NAVIGATION LIMITED
AMENDED AND RESTATED 2002 STOCK PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT
(NON-U.S. AWARDEES)

Unless otherwise defined herein, the capitalized terms used in this Award Agreement shall have the same defined meanings as set forth in the Trimble Navigation Limited Amended and Restated 2002 Stock Plan (the “Plan”).

Name:

Address:

You have been awarded the right to receive Common Stock of the Company or a cash equivalent, subject to the terms and conditions of the Plan and this Award Agreement, including any special terms and conditions for your country in any appendix attached hereto (the “Appendix”), as follows:

Award Number

Award Date

Total Number of Restricted Stock Units Awarded

Vesting Schedule

One hundred percent (100%) of the Restricted Stock Units subject to this Award shall vest thirty-six (36) months after the Award Date.  Vesting of Restricted Stock Units shall at all times be subject to your continuing to be a Service Provider on the applicable date(s) of vesting.

Settlement

For each vested Restricted Stock Unit, you shall be entitled to receive (a) a number of Shares equal to the number of Restricted Stock Units vesting on such vesting date, or (b) a cash payment equal to the product of the number of Restricted Stock Units vesting on such vesting date and the Fair Market Value of one Share on such vesting date or (c) a combination of the foregoing.  Such payment shall be made in the form of Shares, cash or a combination of the foregoing at the Company’s discretion under the terms of the Plan, on or as soon as practicable, but no later than 60 days, following the date of vesting.

Forfeiture

Upon the date that you cease to be a Service Provider, for any reason, all unvested Restricted Stock Units shall be forfeited.  The date of ceasing to be a Service Provider will not be extended to include any notice of termination or similar period and shall be considered ceased on the last active day of service for the purposes of the Plan.

Tax Obligations

Regardless of any action the Company or your employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld the Company or the Employer.  You further acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the issuance of Shares upon settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.  Further, if you have become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(d)	withholding from your wages or other cash compensation paid to you by the Company and/or the Employer; or

(e)
withholding from proceeds of the sale of the Shares acquired upon vesting/settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); or

(f)	withholding in Shares to be issued upon vesting/settlement or from the cash payment received at settlement (if any) of the Restricted Stock Units.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.

Finally, you shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares, any cash payments receivable at settlement or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

NO GUARANTEE OF CONTINUED SERVICE
YOU ACKNOWLEDGE AND AGREE THAT THE VESTING OF RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF YOUR EMPLOYER (AND NOT THROUGH THE ACT OF BEING HIRED, BEING AWARDED RESTRICTED STOCK UNITS, OR RECEIVING CASH OR SHARES HEREUNDER).  YOU FURTHER ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH YOUR RIGHT OR YOUR EMPLOYER'S RIGHT TO TERMINATE YOUR RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, AND IN ACCORDANCE WITH APPLICABLE LOCAL LAW.

Nature of Grant

In accepting the grant, you acknowledge that:

(14)           the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(15)           the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past;

(16)           all decisions with respect to future Restricted Stock Units grants, if any, will be at the sole discretion of the Company;

(17)           you are voluntarily participating in the Plan;

(18)           the Restricted Stock Units and the Shares subject to the Restricted Stock Units are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of your employment contract, if any;

(19)           the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation;

(20)           the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Employer, the Company or an Affiliate;

(21)           the Restricted Stock Units grant and your participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Affiliate;

(22)           the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(23)           in consideration of the grant of the Restricted Stock Units, no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from termination of your employment with the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, you shall be deemed irrevocably to have waived your entitlement to pursue such claim;

(24)           in the event of termination of your employment (whether or not in breach of local labor laws), your right, if any, to vest in the Restricted Stock Units under the Plan will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when you are no longer actively employed for purposes of your Restricted Stock Units grant; and

(25)           the Restricted Stock Units and the benefits, if any, under the Plan will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

No Advice Regarding Grant

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares.  You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

No Shareholder Rights Prior to Vesting

You shall have no rights of a shareholder (including the right to distributions or dividends or to vote) unless and until Shares are issued pursuant to the terms of this Award Agreement.

Data Privacy

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Award Agreement and any other Restricted Stock Unit Award materials by and among, as applicable, the Employer, the Company and any Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

You understand that Data will be transferred to the Company’s broker, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country.  You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative.  You authorize the Company, the Company’s broker and any other third parties which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan.  You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.  You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative.  You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan.  For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Entire Agreement

The Plan is incorporated herein by reference.  The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of you and the Company with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by you and the Company.

Governing Law/Venue

This Award of Restricted Stock Units and this Award Agreement are governed by, and subject to, the internal substantive laws, but not the choice of law rules, of the State of California.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Award Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

Language

If you have received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Electronic Delivery

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Severability

The provisions of this Award Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Appendix

Notwithstanding any provisions in this Award Agreement, the Restricted Stock Units shall be subject to any special terms and conditions for your country set forth in the Appendix.  Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country shall apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with Applicable Laws or facilitate the administration of the Plan.  The Appendix constitutes part of this Award Agreement.

Imposition of Other Requirements

The Company reserves the right to impose other requirements on your participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

BY YOUR SIGNATURE AND THE SIGNATURE OF THE COMPANY’S REPRESENTATIVE BELOW, YOU AND THE COMPANY AGREE THAT THIS AWARD IS GOVERNED BY THE TERMS AND CONDITIONS OF THE PLAN AND THIS AWARD AGREEMENT, INCLUDING THE APPENDIX.  YOU HAVE REVIEWED THE PLAN AND THIS AWARD AGREEMENT, INCLUDING THE APPENDIX, IN THEIR ENTIRETY, HAVE HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS AWARD AGREEMENT, AND FULLY UNDERSTAND ALL PROVISIONS OF THE PLAN AND AWARD AGREEMENT, INCLUDING THE APPENDIX.  YOU HEREBY AGREE TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR UPON ANY QUESTIONS RELATING TO THE PLAN AND AWARD AGREEMENT, INCLUDING THE APPENDIX.  YOU FURTHER AGREE TO NOTIFY THE COMPANY UPON ANY CHANGE IN THE RESIDENCE ADDRESS INDICATED BELOW.

SERVICE PROVIDER:	TRIMBLE NAVIGATION LIMITED:

Signature	By

Print Name	Print Name

Residence Address	Title

APPENDIX TO

TRIMBLE NAVIGATION LIMITED
AMENDED AND RESTATED 2002 STOCK PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
(NON-U.S. AWARDEES)

TERMS AND CONDITIONS

This Appendix, which is part of the Award Agreement, includes additional terms and conditions that govern the Restricted Stock Units and that will apply to you if you are in one of the countries listed below.  Unless otherwise defined herein, capitalized terms set forth in this Appendix shall have the meanings ascribed to them in the Plan or the Award Agreement.

NOTIFICATIONS

This Appendix also includes information regarding securities, exchange control and certain other issues of which you should be aware with respect to your participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of April 2009.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because such information may be outdated when you vest in the Award and/or sell any Shares acquired at vesting.

In addition, the information contained herein is general in nature and may not apply to your particular situation.  As a result, the Company is not in a position to assure you of any particular result.  You, therefore, are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your particular situation.

Finally, if you are a citizen or resident of a country other than that in which you currently are working, the information contained herein may not apply to you.

AUSTRALIA

TERMS AND CONDITIONS

Australian Addendum.  You understand and agree that your right to participate in the Plan and any Restricted Stock Units granted under the Plan are subject to an Australian Addendum to the Plan.  This Award is subject to the terms and conditions stated in the Australian Addendum, the Offer Document, the Plan and the Award Agreement.

Restricted Stock Units Payable in Shares Only.  Notwithstanding any discretion in the Plan or anything to the contrary in the Award Agreement, the Restricted Stock Units do not provide any right for you to receive a cash payment and shall be paid in Shares only.

NOTIFICATIONS

Securities Law Notification.  If you acquires Shares under the Plan and offer the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law, and you should obtain legal advice regarding any applicable disclosure obligations prior to making any such offer.

Exchange Control Notification.  Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers.  The Australian bank assisting with the transaction will file the report for you.  If there is no Australian bank involved in the transfer, you will be required to file the report yourself.

BELGIUM

NOTIFICATIONS

Tax Reporting Notification.  You are required to report any taxable income attributable to the Restricted Stock Units on your annual tax return.  You also are required to report any bank accounts opened and maintained outside of Belgium on your annual tax return.

CANADA

TERMS AND CONDITIONS

Restricted Stock Units Not in Consideration of Past Services.   The Restricted Stock Units and Shares subject to the Restricted Stock Units in no event should be considered as compensation for, or relating in any way to, past services for the Employer, the Company or an Affiliate.  The Restricted Stock Units are intended to provide you an additional incentive during the vesting period, but in no event shall be construed as constituting an express or implied promise of continued engagement as a Service Provider for the duration of the vesting period, for any period, or at all, and shall not interfere with the Employer’s right to terminate your relationship as a Service Provider at any time.

Termination Period.  The following provision replaces paragraph (11) of the “Nature of Grant” section of the Award Agreement:

In the event of termination of your employment (whether or not in breach of local labor laws), your right, if any, to vest in the Restricted Stock Units under the Plan will terminate effective as of the earlier of (a) the date on which you receive notice of termination of your employment; or (b) the date on which you are no longer actively employed by the Employer; and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when you are no longer actively employed for purposes of your Restricted Stock Units grant.

The following provisions apply if you are in Quebec:

Consent to Receive Information in English.  The parties acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy.  The following provision supplements the “Data Privacy” section of the Award Agreement:

You hereby authorize the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan.  You further authorize the Company, the Employer and/or any Affiliate to disclose and discuss such information with their advisors.  You also authorize the Company, the Employer and/or any Affiliate to record such information and to keep such information in your employment file.

CHINA

TERMS AND CONDITIONS

Settlement of Restricted Stock Units for Nationals of the People’s Republic of China.  Notwithstanding any terms of the Plan or this Award Agreement to the contrary, no Shares will be issued in connection with the Restricted Stock Units subject to this Award.  On or as soon as practicable following the date of vesting, you shall receive a cash payment equal to the product of the number of Restricted Stock Units vesting on such vesting date and the Fair Market Value of one Share on such vesting date.  The cash payment may be required to be made through local payroll or a special bank account in China.  The Company will determine how to make the payment, whether to convert the funds to local currency and what exchange rate to use (if any).

Repatriation Requirement for PRC Nationals.  You understand and agree that, due to exchange control laws in China, you may be required to repatriate immediately to China the proceeds from any cash payment received at vesting of the Restricted Stock Units.  You further understand that such repatriation of the proceeds may need to be effectuated through a special foreign exchange account established by the Employer, the Company or an Affiliate in China, and you hereby consent and agree that the cash payment may be transferred to such special account prior to being delivered to your personal account.  In addition, you understand that, if proceeds are converted to local currency, there may be delays in delivering the proceeds to you, and the Company does not guarantee any particular exchange rate and/or date on which funds will be converted.

CZECH REPUBLIC

NOTIFICATIONS

Exchange Control Information.  Proceeds from the sale of Shares may be held in a cash account outside of the Czech Republic, and you no longer need to report the opening and maintenance of a foreign account to the Czech National Bank (the “CNB”), unless the CNB specifically notifies you that such reporting will be required.  Upon request of the CNB, you may need to file a notification within 15 days after the end of the calendar quarter in which you purchases Shares.

FRANCE

TERMS AND CONDITIONS

Restricted Stock Units Not Tax-Qualified.  You understand that this Award is not intended to be French tax-qualified.

Consent to Receive Information in English.  By accepting the grant of Restricted Stock Units and this Award Agreement, which provides for the terms and conditions of your Restricted Stock Units, you confirm having read and understood the documents relating to this grant, which were provided to you in English.  You accept the terms of those documents accordingly.

En acceptant cette attribution gratuite d'actions et ce contrat qui contient les termes et conditions de vos actions gratuites, vous confirmez avoir lu et compris les documents relatifs à cette attribution qui vous ont été transmis en langue anglaise. Vous acceptez ainsi les conditions et termes de ces documents.

NOTIFICATIONS

Exchange Control Information.  If you import or export cash (e.g., sales proceeds received under the Plan) with a value equal to or exceeding €7,600 and do not use a financial institution to do so, you must submit a report to the customs and excise authorities.  If you maintain a foreign bank account, you are required to report the maintenance of such to the French tax authorities when filing your annual tax return.

GERMANY

NOTIFICATIONS

Exchange Control Information.  Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank.  If you use a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will make the report for you.  In addition, you must report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.

INDIA

NOTIFICATIONS

Exchange Control Information.  Please note that proceeds from the sale of Shares must be repatriated to India within 90 days of such sale.  You should obtain a foreign inward remittance certificate (“FIRC”) from the bank for your records to document compliance with this requirement, in case evidence of such repatriation is requested by the Reserve Bank of India or the Employer.

ITALY

TERMS AND CONDITIONS

Data Privacy Notice and Consent.  The following provision replaces the “Data Privacy” section of the Award Agreement:

You hereby explicitly and unambiguously consent to the collection, use, processing and transfer, in electronic or other form, of your personal data as described in this section of this Appendix by and among, as applicable, the Employer, the Company and any Affiliate for the exclusive purposes of implementing, administering, and managing your participation in the Plan.

You understand that the Employer, the Company and any Affiliate hold certain personal information about you, including, without limitation, your name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Affiliate, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).

You also understand that providing the Company with Data is necessary for the performance of the Plan and that your refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan.  The Controller of personal data processing is Trimble Navigation Limited, with registered offices at 935 Stewart Drive, Sunnyvale, California 94085, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Trimble Italia SrL, Centro Torri Bianche, Palazzo Larice, 3, 20059 Vimercate (MI), Italy.

You understand that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan.  You understand that Data may also be transferred to the Company’s independent registered public accounting firm Ernst & Young LLP, or such other public accounting firm that may be engaged by the Company in the future.  You further understand that the Company, the Employer and/or any Affiliate will transfer Data among themselves as necessary for the purposes of implementing, administering and managing your participation in the Plan, and that the Company, the Employer and/or Affiliate may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom you may elect to deposit any Shares acquired under the Plan.  Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing your participation in the Plan.  You understand that these recipients may be located in or outside of the European Economic Area, such as in the United States or elsewhere.  Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

You understand that Data-processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable local laws and regulations, does not require your consent thereto, as the processing is necessary to the performance of contractual obligations related to implementation, administration, and management of the Plan.  You understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, you have the right, without limitation, to access, delete, update, correct, or terminate, for legitimate reason, the Data-processing.  Furthermore, you are aware that Data will not be used for direct-marketing purposes.  In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting your local human resources representative.

Plan Document Acknowledgment.  In accepting the Restricted Stock Units, you acknowledges that you have received a copy of the Plan and the Award Agreement and have reviewed the Plan and the Award Agreement, including this Appendix, in their entirety and fully understand and accept all provisions of the Plan and the Award Agreement, including this Appendix.

You acknowledge that you have read and specifically approve the following sections of the Award Agreement: “Forfeiture”; “Tax Obligations”; “No Guarantee of Continued Service”; “Nature of Grant”; “No Advice Regarding Grant”; “Language”; “Entire Agreement”; “Governing Law/Venue”; and “Data Privacy Notice and Consent” in this Appendix.

NOTIFICATIONS

Exchange Control Information.  You are required to report in your annual tax return: (a) any transfers of cash or Shares to or from Italy exceeding €10,000 or the equivalent amount in U.S. dollars; and (b) any foreign investments or investments (including proceeds from the sale of Shares acquired under the Plan) held outside of Italy exceeding €10,000 or the equivalent amount in U.S. dollars, if the investment may give rise to income in Italy.  You are exempt from the formalities in (a) if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on your behalf.

JAPAN

NOTIFICATIONS

Exchange Control Information.  If you acquire Shares valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition.

KOREA

NOTIFICATIONS

Exchange Control Information.  If you receive US$500,000 or more from the sale of Shares, Korean exchange control laws require you to repatriate the proceeds to Korea within 18 months of the sale.

NETHERLANDS

NOTIFICATIONS

Securities Law Information.  You should be aware of Dutch insider-trading rules, which may impact the sale of Shares acquired under the Plan.  In particular, you may be prohibited from effectuating certain transactions if you have inside information regarding the Company.

By accepting the Restricted Stock Units and participating in the Plan, you acknowledge having read and understood this Securities Law Information and further acknowledge that it is your responsibility to comply with the following Dutch insider-trading rules.

Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands.  “Inside information” is defined as knowledge of details concerning the issuing company to which the securities relate, which is not public, and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price.  The insider could be a Service Provider in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain Service Providers working in the Netherlands (possibly including you) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when you had such inside information.

NEW ZEALAND

There are no country-specific terms and conditions.

RUSSIA

TERMS AND CONDITIONS

U.S. Transaction.  You understand that Restricted Stock Units shall be valid and this Award Agreement shall be concluded and become effective only when the executed Award Agreement is received by the Company in the United States.

Settlement of Restricted Stock Units in Cash Only.  Notwithstanding any terms of the Plan or this Award Agreement to the contrary, no Shares will be issued in connection with the Restricted Stock Units subject to this Award.  On or as soon as practicable following the date of vesting, you shall receive a cash payment equal to the product of the number of Restricted Stock Units vesting on such vesting date and the Fair Market Value of one Share on such vesting date.

NOTIFICATIONS

Securities Law Information.  This Appendix, the Award Agreement, the Plan and any other materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia.

Exchange Control Information.  Under current exchange control regulations, within a reasonably short time after receipt of the cash payment, you must repatriate the payment to Russia if it is not paid to you in Russia.  The cash payment must be credited initially to you through a foreign currency account at an authorized bank in Russia.  After being initially received in Russia, the cash payment may be remitted further to foreign banks in accordance with Russian exchange control laws, subject to the following limitations: (i) the foreign account may be opened only for individuals; (ii) the foreign account may not be used for business activities; (iii) you must give notice to the Russian tax authorities about the opening/closing of each foreign account within one month of the account opening/closing; and (iv) you must notify the Russian tax authorities of the account balances on your foreign accounts as of the beginning of each calendar year.

SINGAPORE

NOTIFICATIONS

Securities Law Information.  The Restricted Stock Units are being granted on a private basis and are, therefore, exempt from registration in Singapore.

Director Notification Requirement.  If you are a director, associate director or shadow director of a Singaporean Affiliate, you must notify the Singaporean Affiliate in writing within two days of receiving or disposing of an interest (e.g., the Restricted Stock Units) in the Company or an Affiliate, or within two days of becoming a director if such an interest exists at the time.

SPAIN

TERMS AND CONDITIONS

Nature of Grant.  This provision supplements the “Nature of Grant” section of the Award Agreement:

In accepting the Restricted Stock Units, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.

You understand that the Company has unilaterally, gratuitously and in its own discretion decided to grant Restricted Stock Units under the Plan to certain Service Providers throughout the world.  The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or an Affiliate, other than as set forth in the Award Agreement.  Consequently, you understand that this Award is granted on the assumption and condition that this Award and any Shares acquired upon vesting of this Award are not a part of any employment contract (either with the Company or an Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever.  Furthermore, you understand that you will not be entitled to continue vesting in this Award once your relationship with the Company or an Affiliate as a Service Provider ceases.  In addition, you understand that this Award would not be granted but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken, or should any of the conditions not be met for any reason, any grant of or right to this Award shall be null and void.

NOTIFICATIONS

Exchange Control Information.  You must declare the acquisition of Shares to the Direccion General de Política Comercial y de Inversiones Extranjeras (the “DGPCIE”) of the Ministerio de Economia for statistical purposes.  You must also declare ownership of any Shares with the Directorate of Foreign Transactions each January while the Shares are owned.  In addition, if you wish to import the ownership title of the Shares (i.e., share certificates) into Spain, you must declare the importation of such securities to the DGPCIE.

When receiving foreign currency payments derived from the ownership of Shares (i.e., dividends or sale proceeds), you must inform the financial institution receiving the payment of the basis upon which such payment is made.  You will need to provide the institution with the following information: (i) your name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any further information that may be required.

SWEDEN

There are no country-specific terms and conditions.

THAILAND

NOTIFICATIONS

Exchange Control Information.  You must repatriate all cash proceeds received from participation in the Plan to Thailand and convert such proceeds to Thai Baht within 360 days of repatriation or deposit the funds in a foreign exchange account with a Thai bank.  If the amount of the proceeds is equal to or greater than US$20,000, you must report specifically the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form.

UNITED ARAB EMIRATES

There are no country-specific provisions.

UNITED KINGDOM

TERMS AND CONDITIONS

Restricted Stock Units Payable in Shares Only.  Notwithstanding any discretion in the Plan or anything to the contrary in the Award Agreement, the Restricted Stock Units do not provide any right for you to receive a cash payment and shall be paid in Shares only.

Joint Election.  As a condition of participation in the Plan and the vesting of the Restricted Stock Units, you agree to accept any liability for secondary Class 1 National Insurance contributions, which may be payable by the Company and/or the Employer in connection with the Restricted Stock Units, and any event giving rise to Tax-Related Items (the “Employer NICs”).  Without prejudice to the foregoing, you agree to execute a joint election with the Company, the form of such joint election having been approved formally by Her Majesty’s Revenue and Customs (“HMRC”) (the “Joint Election”), and any other required consent or election.  You further agree to execute such other joint elections as may be required between you and any successor to the Company or the Employer.  You further agree that the Company or the Employer may collect the Employer NICs from you by any of the means set forth in the “Tax Obligations” section of the Award Agreement.

If you do not enter into a Joint Election prior to the vesting of the Restricted Stock Units, you will not be entitled to vest in the Restricted Stock Units unless and until you enter into a Joint Election, and no Shares will be issued to you under the Plan, without any liability to the Company or the Employer.

Tax Obligations.  The following provision supplements the “Tax Obligations” section of the Award Agreement:

You agree that, if you do not pay or the Company or the Employer does not withhold from you, the full amount of Tax-Related Items that you owe upon vesting of the Restricted Stock Units, or the release or assignment of the Restricted Stock Units for consideration, or the receipt of any other benefit in connection with the Restricted Stock Units (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount that should have been withheld shall constitute a loan owed by you to the Company and/or the Employer, effective 90 days after the Taxable Event.  You agree that the loan will bear interest at the official HMRC rate and immediately will be due and repayable by you, and the Company and/or the Employer may recover it at any time thereafter by withholding such amount from salary, bonus or any other funds due to you by the Company or the Employer, by withholding in Shares issued upon vesting of the Restricted Stock Units or from the cash proceeds from the sale of Shares or by demanding cash or a check from you.  You also authorize the Company to delay the issuance of any Shares to you unless and until the loan is repaid in full.

Notwithstanding the foregoing, if you are an executive officer or a director within the meaning of Section 13(k) of the Exchange Act, the terms of the immediately foregoing provision will not apply.  In the event that you are an executive officer or a director and Tax-Related Items are not collected within 90 days of the Taxable Event, the amount of any uncollected Tax-Related Items may constitute a benefit to you on which additional income tax and National Insurance contributions may be payable.  You acknowledge that you will be responsible for reporting any income tax and National Insurance contributions (including Employer NICs) due on this additional benefit directly to HMRC under the self-assessment regime.